Registration No. 333-124152

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OSI RESTAURANT PARTNERS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	59-3061413
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
2202 North West Shore Boulevard, 5th Floor
Tampa, Florida 33607
(Address, Including Zip Code, of Principal Executive Offices)
OSI RESTAURANT PARTNERS, INC. AMENDED AND RESTATED STOCK PLAN
OSI RESTAURANT PARTNERS, INC. MANAGING PARTNER STOCK OPTION PLAN
(Full Title of Plans)
Joseph J. Kadow
Executive Vice President, Chief Officer — Legal and Corporate Affairs
OSI Restaurant Partners, Inc.
2202 North West Shore Boulevard, 5th Floor
Tampa, Florida 33607
(813) 282-1225
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

DEREGISTRATION OF SECURITIES
On April 19, 2005, OSI Restaurant Partners, Inc. (formerly known as Outback Steakhouse, Inc.) (the “Company”) filed a registration statement on Form S-8, Registration Number 333-124152 (this “Registration Statement”), with respect to 5,614,750 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), relating to the Company’s Amended and Restated Stock Plan and 7,500,000 shares of the Common Stock relating to the Company’s Managing Partner Stock Option Plan.
On November 5, 2007, Kangaroo Holdings, Inc. and Kangaroo Acquisition, Inc. (“Acquisition”), Delaware corporations formed by private equity funds sponsored by Bain Capital Partners, LLC and Catterton Partners, entered into an Agreement and Plan of Merger with the Company, pursuant to which Acquisition was to merge with and into the Company (the “Merger”). On June 14, 2007, the effective date of the Merger, each share of Common Stock outstanding immediately prior to the Merger (other than shares held in treasury, shares as to which a stockholder has properly exercised appraisal rights, and shares related to rollover equity) was cancelled and converted into the right to receive $41.15 in cash. Immediately following the Merger, the Company converted into OSI Restaurant Partners, LLC, a Delaware limited liability company.
In connection with the closing of the Merger, all offerings of the Company’s Common Stock pursuant to existing registration statements, including this Registration Statement, have been terminated. In accordance with an undertaking made in this Registration Statement to remove from registration, by means of a post-effective amendment, any securities of the Company which remain unsold at the termination of the offering subject to this Registration Statement, OSI Restaurant Partners, LLC, as successor in interest to the Company, hereby removes from registration all shares of the Common Stock registered under this Registration Statement that remain unsold as of the date this Post-Effective Amendment No. 1 to Form S-8 is filed with the Securities and Exchange Commission.
Item 8. Exhibits.
The following document is filed as an exhibit to this Registration Statement:

Exhibit
Number	Description of Exhibit
24.1	Powers of Attorney

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of June, 2007.

OSI RESTAURANT PARTNERS, LLC, as successor in interest to OSI Restaurant Partners, Inc.
By:	/s/ Joseph J. Kadow

Joseph J. Kadow
Executive Vice President, Chief Officer - Legal and Corporate Affairs

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 has been signed below by the following persons in the capacities indicated on June 14, 2007.

Signature	Title
*	Manager, Chief Executive Officer (Principal Executive Officer)
A. William Allen, III
*	Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Dirk Montgomery
*	Manager
Andrew Balson
*	Manager
Philip Loughlin
*	Manager
Ian Blasco
*	Manager
Mark Nunnelly
*	Manager
Mark Verdi
*	Manager
J. Michael Chu
*	Manager
Chris T. Sullivan
*	Manager
Robert D. Basham
The undersigned, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 to Form S-8 on behalf of the above-named officers and managers of OSI Restaurant Partners, Inc. on this 14th day of June, 2007, pursuant to powers of attorney executed by such officers and managers, which powers of attorney are filed with the Securities and Exchange Commission as an exhibit to this Post-Effective Amendment No. 1 to Form S-8.

*By:	/s/ Joseph J. Kadow

Joseph J. Kadow
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
24.1	Powers of Attorney